Exhibit 99.1

Date:	April 23, 2015	NEWS RELEASE

Hubbell Incorporated 40 Waterview Drive Shelton, CT 06484 475-882-4000
Contact: Maria R. Lee

HUBBELL REPORTS FIRST QUARTER RESULTS;
NET SALES OF $809.7 MILLION AND EARNINGS PER DILUTED SHARE OF $1.07, INCLUDING $0.05 OF RESTRUCTURING AND RELATED COSTS

•	Net sales up 7% (4% organic, 4% acquisitions, -1% FX)

•	Diluted EPS up 4%, excluding restructuring and related costs (1)

•	Acquisition investment of $126 million; share repurchases of $76 million

SHELTON, CT. (April 23, 2015) – Hubbell Incorporated (NYSE: HUBA, HUBB) today reported operating results for the first quarter ended March 31, 2015.
Net sales in the first quarter of 2015 were $809.7 million, an increase of 7% compared to the $759.5 million reported in the first quarter of 2014. Operating income in the quarter was $105.0 million and flat compared to the same period in 2014. Excluding $4.4 million of restructuring and related costs, operating income increased 4% (1). Net income in the first quarter of 2015 was $62.4 million compared to $64.2 million reported in the comparable period of 2014. Earnings per diluted share for the first quarter of 2015 were $1.07, compared to $1.08 reported in the first quarter of 2014. Excluding restructuring and related costs, earnings per diluted share increased 4% to $1.12 (1). Free cash flow (defined as cash flow from operations less capital expenditures) was $9.5 million in the first quarter of 2015 versus $30.7 million reported in the comparable period of 2014.

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OPERATIONS REVIEW
David G. Nord, Chairman, President and Chief Executive Officer, said, “Hubbell had a solid start to the year, with a 7% sales increase driven by a balance of organic and acquisition growth. End markets performed largely as expected, as notable strength in non-residential was partially offset by ongoing weakness in energy-related industries.” Mr. Nord continued, “We are progressing nicely with our cost reduction efforts, which include rationalizing facilities, reducing personnel cost, and streamlining back-office processes. We are focused on continuing to identify and execute opportunities to improve our cost structure and position the Company over the long-term for strong conversion on top line growth.
“Turning to capital deployment, we previously announced the closing of three acquisitions in January totaling $126 million. I am pleased to report that the integration of these businesses into the Hubbell family is progressing smoothly and we continue to see an attractive acquisition pipeline that we believe will support our future growth,” Mr. Nord added. "We also returned $109 million to shareholders during the quarter through share repurchases and dividends. Combined with our fourth quarter activity, we have utilized approximately half of the $300 million share repurchase program authorized by our Board of Directors in October of 2014.”
SEGMENT REVIEW
The comments and year-over-year comparisons in this segment review are based on first quarter results in 2015 and 2014.
Electrical segment net sales in the first quarter of 2015 increased 6% to $569.7 million compared to $538.8 million reported in the first quarter of 2014. Acquisitions added 4% to net sales in the quarter while the unfavorable impact of foreign currency translation reduced sales by 2%. Organic volume increased 4% due to strength in businesses that support the non-residential construction market partially offset by lower shipments in oil and gas related businesses. Operating income was $63.4 million, or 11.1% of net sales. Excluding restructuring and related costs, operating income decreased 2% and margin declined by 90 basis points, primarily due to product and business mix headwinds as well as the unfavorable net impact of pricing, cost increases and productivity(1).
Hubbell’s Power segment net sales in the first quarter of 2015 increased 9% to $240.0 million compared to $220.7 million reported in the first quarter of 2014. Acquisitions added 5% to net sales in the quarter while foreign currency translation was slightly unfavorable. Organic sales increased 4% due to increased shipments of distribution products. Compared to the first quarter of 2014, operating income increased 13% to $41.6

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million, or 70 basis points to 17.3% of net sales. Excluding restructuring and related costs, operating income increased 17% and margin expanded 120 basis points (1). Both increases were primarily due to higher volume.

SUMMARY & OUTLOOK

Mr. Nord commented, “We intend to continue the strong operating performance of the first quarter through the balance of the year. We expect end market strength from non-residential and residential construction markets, modest increases from utility markets, and mixed results from industrial markets. Hubbell's quality brands are well positioned to outperform these markets and, when complemented by mid-single digit growth in acquisitions, we believe our net sales will grow 5% to 7% in 2015.” Mr. Nord continued, "We anticipate this mix shift, as well as the stronger dollar, will impact our operating margins in 2015, but we still expect earnings per diluted share to be in the range of $5.35 to $5.55, inclusive of approximately $0.25 of restructuring and related costs. Our restructuring initiatives are expected to provide increased productivity to help drive next year's earnings.
"We intend to continue to invest in acquisitions and return capital to our shareowners through dividends and share repurchases," Mr. Nord added. "I am excited about Hubbell's ability to manage the levers required to create shareholder value in the years to come."

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements about expectations regarding our financial results, completed and future acquisitions, restructuring actions, progress in our Lighting business, market conditions, and other statements that are not strictly historic in nature. In addition, all statements regarding anticipated growth or improvement in operating results, anticipated market conditions, and economic recovery are forward-looking. These statements may be identified by the use of forward-looking words or phrases such as “improved”, “leading”, “improving”, “continuing growth”, “continued”, “ranging”, “contributing”, “primarily”, “plan”, “expect”, “anticipated”, “expected”, “expectations,” “should result”, “uncertain”, “goals”, “projected”, “on track”, “likely”, “intend” and others. Such forward-looking statements are based on the Company's reasonable current expectations and involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: achieving sales levels to fulfill revenue expectations; unexpected costs or charges, certain of which may be outside the control of the Company; expected benefits of process improvement and other lean initiatives; the

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expected benefit and effect of the business information system initiatives and streamlining programs; the availability and costs of raw materials and purchased components; realization of price increases; the ability to achieve projected levels of efficiencies and cost reduction measures; general economic and business conditions; competition; and other factors described in our Securities and Exchange Commission filings, including the “Business”, “Risk Factors”, and “Quantitative and Qualitative Disclosures about Market Risk” Sections in the Annual Report on Form 10-K for the year ended December 31, 2014.
Hubbell Incorporated is an international manufacturer of quality electrical and electronic products for a broad range of non-residential and residential construction, industrial and utility applications. With 2014 revenues of $3.4 billion, Hubbell Incorporated operates manufacturing facilities in the United States, Canada, Switzerland, Puerto Rico, Mexico, the People’s Republic of China (“China”), Italy, the United Kingdom, Brazil and Australia. Hubbell also participates in joint ventures in Taiwan and Hong Kong, and maintains sales offices in Singapore, China, India, Mexico, South Korea and countries in the Middle East. The corporate headquarters is located in Shelton, CT.
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HUBBELL INCORPORATED
Condensed Consolidated Statement of Income
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,
	2015	2014
Net sales	$809.7	$759.5
Cost of goods sold	557.0	514.5
Gross profit	252.7	245.0
Selling & administrative expenses	147.7	140.2
Operating income	105.0	104.8
Operating income as a % of Net sales	13.0%	13.8%
Interest expense, net	(7.7)	(7.5)
Other income (expense), net	(2.6)	(1.2)
Total other expense, net	(10.3)	(8.7)
Income before income taxes	94.7	96.1
Provision for income taxes	31.3	30.8
Net income	63.4	65.3
Less: Net income attributable to noncontrolling interest	1.0	1.1
Net income attributable to Hubbell	$62.4	$64.2
Earnings Per Share:
Basic	$1.07	$1.08
Diluted	$1.07	$1.08
Cash dividends per common share	$0.56	$0.50

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HUBBELL INCORPORATED
Condensed Consolidated Balance Sheet
(unaudited)
(in millions)

	March 31, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$413.3	$653.9
Short-term investments	9.6	7.8
Accounts receivable, net	501.7	469.8
Inventories, net	485.5	441.8
Deferred taxes and other	60.4	56.1
TOTAL CURRENT ASSETS	1,470.5	1,629.4
Property, plant and equipment, net	402.4	401.2
Investments	45.5	44.1
Goodwill	916.5	874.7
Intangible assets, net	370.7	322.8
Other long-term assets	50.1	50.6
TOTAL ASSETS	$3,255.7	$3,322.8
LIABILITIES AND EQUITY
Short-term debt	$—	$1.4
Accounts payable	259.6	244.0
Accrued salaries, wages and employee benefits	57.0	76.0
Accrued insurance	54.6	47.8
Other accrued liabilities	142.9	130.0
TOTAL CURRENT LIABILITIES	514.1	499.2
Long-term debt	597.7	597.6
Other non-current liabilities	272.7	290.3
TOTAL LIABILITIES	1,384.5	1,387.1
Hubbell Shareholders’ Equity	1,862.2	1,927.1
Noncontrolling interest	9.0	8.6
TOTAL EQUITY	1,871.2	1,935.7
TOTAL LIABILITIES AND EQUITY	$3,255.7	$3,322.8

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HUBBELL INCORPORATED
Condensed Consolidated Statement of Cash Flows
(unaudited)
(in millions)

	Three Months Ended March 31,
	2015	2014
Cash Flows From Operating Activities
Net income attributable to Hubbell	$62.4	$64.2
Depreciation and amortization	21.7	18.9
Stock-based compensation expense	3.9	3.4
Deferred income taxes	(0.1)	6.0
Changes in working capital	(43.1)	(47.6)
Contributions to defined benefit pension plans	(20.6)	(1.0)
Other, net	1.6	(0.5)
Net cash provided by operating activities	25.8	43.4
Cash Flows From Investing Activities
Capital expenditures	(16.3)	(12.7)
Acquisition of businesses, net of cash acquired	(126.8)	(90.9)
Net change in investments	(2.8)	0.6
Other, net	1.2	—
Net cash used in investing activities	(144.7)	(103.0)
Cash Flows From Financing Activities
Short-term debt borrowings, net	(1.4)	0.6
Payment of dividends	(32.5)	(29.6)
Repurchase of common shares	(76.0)	(11.5)
Proceeds from exercise of stock options	—	0.5
Other, net	0.7	4.4
Net cash used in financing activities	(109.2)	(35.6)
Effect of foreign exchange rate changes on cash and cash equivalents	(12.5)	1.8
(Decrease) increase in cash and cash equivalents	(240.6)	(93.4)
Cash and cash equivalents
Beginning of period	653.9	740.7
End of period	$413.3	$647.3

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HUBBELL INCORPORATED
Restructuring and Related Costs Included in Consolidated Results
(unaudited)
(in millions)

Three Months Ended March 31, 2015

Restructuring and related costs included in Cost of goods sold (2)
Electrical	$2.8
Power	1.1
Total	$3.9
Restructuring and related costs included in Selling & administrative expenses (3)
Electrical	$0.4
Power	0.1
Total	$0.5

Impact on income before income taxes	$4.4
Impact on Net income available to Hubbell common shareholders	$3.0
Impact of Diluted earnings per share	$0.05

The Company incurred no restructuring and related costs in the three months ended March 31, 2014.

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HUBBELL INCORPORATED
Earnings Per Share Calculation
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,
	2015	2014	Change
Numerator:
Net income attributable to Hubbell	$62.4	$64.2
Less: Earnings allocated to participating securities	0.2	0.2
Net income available to common shareholders (GAAP measure) [a]	$62.2	$64.0	(3)%
Less: Restructuring and related costs, after tax	3.0	—
Net income avail. to common shareholders excl. restructuring and related costs (1) [b]	$65.2	$64.0	2%

Denominator:
Average number of common shares outstanding [c]	58.0	59.0
Potential dilutive shares	0.3	0.5
Average number of diluted shares outstanding [d]	58.3	59.5

Earnings per share (GAAP measure):
Basic [a] / [c]	$1.07	$1.08
Diluted [a] / [d]	$1.07	$1.08	(1)%

Earnings per diluted share excluding restructuring and related costs (1) [b] / [d]	1.12	1.08	4%

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HUBBELL INCORPORATED
Segment Information
(unaudited)
(in millions)

Hubbell Incorporated	Three Months Ended March 31,
	2015	2014	Change
Net Sales [a]	$809.7	$759.5	7%

Operating Income
GAAP measure [b]	$105.0	$104.8	—%
Restructuring and related costs	4.4	—
Operating Income excluding restructuring and related costs (1) [c]	$109.4	$104.8	4%

Operating margin
GAAP measure [b] / [a]	13.0%	13.8%	-80 bps
Operating margin excluding restructuring and related costs (1) [c] / [a]	13.5%	13.8%	-30 bps

Electrical segment	Three Months Ended March 31,
	2015	2014	Change
Net Sales [a]	$569.7	$538.8	6%

Operating Income
GAAP measure [b]	$63.4	$68.1	(7)%
Restructuring and related costs	3.2	—
Operating Income excluding restructuring and related costs (1) [c]	$66.6	$68.1	(2)%

Operating margin
GAAP measure [b] / [a]	11.1%	12.6%	-150 bps
Operating margin excluding restructuring and related costs (1) [c] / [a]	11.7%	12.6%	-90 bps

Power segment	Three Months Ended March 31,
	2015	2014	Change
Net Sales [a]	$240.0	$220.7	9%

Operating Income
GAAP measure [b]	$41.6	$36.7	13%
Restructuring and related costs	1.2	—
Operating Income excluding restructuring and related costs (1) [c]	$42.8	$36.7	17%

Operating margin
GAAP measure [b] / [a]	17.3%	16.6%	+70 bps
Operating margin excluding restructuring and related cost (1) [c] / [a]	17.8%	16.6%	+120 bps

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HUBBELL INCORPORATED
Debt to Capital and Free Cash Flow
(unaudited)
(in millions)
Ratios of Total Debt to Total Capital and Net Debt to Total Capital

	March 31, 2015	December 31, 2014
Total Debt	$597.7	$599.0
Total Hubbell Shareholders’ Equity	1,862.2	1,927.1
Total Capital	$2,459.9	$2,526.1
Total Debt to Total Capital	24%	24%
Total Debt	$597.7	$599.0
Less: Cash and cash equivalents	(413.3)	(653.9)
Investments	(55.1)	(51.9)
Net Debt	$129.3	$(106.8)
Net Debt to Total Capital (4)	5%	(4)%

Free Cash Flow Reconciliation

	Three Months Ended
	2015	2014
Net cash provided by operating activities	$25.8	$43.4
Less: Capital expenditures	(16.3)	(12.7)
Free cash flow (5)	$9.5	$30.7

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HUBBELL INCORPORATED
Footnotes

(1) In order to provide a comparison that we believe provides more useful information regarding our underlying performance from period to period and to allow readers to assess the impact of restructuring activities and business transformation initiatives on our results of operations, the Company refers to earnings per diluted share, net income available to Hubbell common shareholders, and operating income, each excluding restructuring and related costs. Restructuring costs support our cost reduction efforts involving the consolidation of manufacturing and distribution facilities and workforce reductions. Restructuring related costs are one-time costs associated with our business transformation initiatives, including the consolidation of back-office functions and streamlining our processes. Each of these measures that exclude restructuring and related costs are non-GAAP measures. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measure can be found in the Earnings Per Share Calculation and Segment Information tables within this press release.

(2) Restructuring and related costs is a non-GAAP measure that we believe is useful to assess the impact of restructuring activities and business transformation initiatives on our operating results. Restructuring costs are incurred to support our cost reduction efforts involving the consolidation of manufacturing and distribution facilities and workforce reductions. Restructuring related costs are one-time costs associated with our business transformation initiatives, including the consolidation of back-office functions and streamlining our processes. Restructuring and related costs includes restructuring costs of $1.9 million in the Electrical segment and $0.7 million in the Power segment.

(3) Includes restructuring costs of $0.1 million in the Electrical segment.

(4) Net debt to total capital is a non-GAAP measure that management believes is a useful measure regarding Hubbell’s financial leverage for evaluating the Company’s ability to meet its funding needs.

(5) Free cash flow is a non-GAAP measure that management believes provides useful information regarding Hubbell’s ability to generate cash without reliance on external financings. In addition, management uses free cash flow to evaluate the resources available for investments in the business, strategic acquisitions and further strengthening the balance sheet.

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